EXHIBIT 99.2

Digital Recorders, Inc. Corporate Administration 5949 Sherry Lane, Suite 1050 Dallas, Texas 75225 Phone: (214) 378-8992 Fax: (214) 378-8437 www.digrec.com

PRESS RELEASE	Contact:
Veronica B. Marks
Manager, Corporate Communications
Digital Recorders, Inc.
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com

For Immediate Release

DIGITAL RECORDERS, INC. COMPLETES PREVIOUSLY ANNOUNCED
$5.0 MILLION PRIVATE PLACEMENT OF COMMON STOCK

DALLAS, Oct. 7, 2004 — Digital Recorders, Inc. (DRI) (NASDAQ: TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that it has completed its previously announced $5.0 million private placement of common stock to an institutional investor.

In a press release dated Oct. 6, 2004, the Company announced that it had entered into a definitive agreement relating to the offering. In the offering, which was completed later in the day on Oct. 6, 2004, the Company sold 1,207,729 shares of common stock to the investor for $4.14 per share. The Company also granted the investor warrants to acquire 241,546 shares of common stock at an exercise price of $6.00 per share, exercisable for a period of five years. The Company intends to use the net proceeds of the private placement for general working capital and other corporate purposes.

“As I stated yesterday, this additional equity will further enhance DRI’s balance sheet, and it will support and amplify our profit improvement focus as we continue to leverage the economies of scale upon which we have been building, and will continue to build, as part of our long-term growth plans,” David L. Turney, the Company’s Chairman, Chief Executive Officer, and President, said.

The securities offered were not registered under the Securities Act of 1933, as amended, and may not be offered or sold within the United States absent registration or an available exemption from such registration requirements. However, under a registration rights agreement, the Company will be required to file a registration statement for the resale of the securities (and securities issuable upon exercise of the warrants) under the Securities Act within 31 days and to cause the registration statement to be declared effective not more than 180 days after closing.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security, and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

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DIGITAL RECORDERS/Page Two

ABOUT THE COMPANY

Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement or security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies’ surveillance capabilities. Our transit communications products –TwinVision® and Mobitec route destination signage systems, Talking Bus® voice announcement systems, Internet-based passenger information systems, and computer aided dispatch/ automatic vehicle locating and monitoring systems – enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. It is important to note the Company’s actual results could differ materially from those contemplated in the Company’s forward-looking statements as a result of various factors. Among other factors, the Company’s results will be affected, perhaps materially, by general economic conditions, the availability of national government assistance and funding to local transportation authorities, the adoption and implementation of regulations concerning public transportation services, product demand and market acceptance risks, the effect of import, licensing and trade restrictions, the results of implementing the Company’s business plan, the impact on the Company of its relationship with its lenders, the plans and prospects of competitors, the impact of competitive products and pricing, currency fluctuations, infringement by third parties of the Company’s trade secrets and other intellectual property, the burdens and costs of defending against potential infringement claims against the Company, and our ability to attract and retain personnel. Refer to the Company’s various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company’s business.

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